EXHIBIT 20.1



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                            (Amendment No. ________)


          This Proxy Statement and Form of Proxy Is First Sent or Given
                       To Security Holders On May 27, 2003

Filed by the Company [ ]     Filed by a Party other than the Company [X]

Check the appropriate box

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12


             BRANDAID MARKETING CORPORATION, a Delaware Corporation
                            1715 Stickney Point Road
                                   Suite A-12
                             Sarasota, Florida 34231
________________________________________________________________________________
                  (Name of Company as Specified In Its Charter)

                                 STEVEN S. BISS
                                  P.O. Box 592
                            Richmond, Virginia 23219
                                 (804) 643-2090
________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)1) and 0-11

         1) Title of each class of securities to which transaction applies:

            Common stock, par value $0.001 per share
         _______________________________________________________________________
         2) Aggregate number of securities to which transaction applies:

            8,045,103
         _______________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         _______________________________________________________________________
         4) Proposed maximum aggregate value of transaction:


         _______________________________________________________________________
         5) Total fee paid:


         _______________________________________________________________________


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         _______________________________________________________________________
         2) Form, Schedule or Registration Statement No.:

         _______________________________________________________________________
         3) Filing Party:

         _______________________________________________________________________
         4) Date Filed:

         _______________________________________________________________________



                             Continued On Next Page

Item 1.     Date, Time and Place Information.
            --------------------------------

     a. The security holders of common stock, par value $0.001 per share (the "Shares"), of Brandaid Marketing Corporation, a Delaware Corporation ("Company"), are being asked to make, constitute and appoint Steven S. Biss, Esquire, as their lawful agent and attorney-in-fact in their name, place and stead to act by proxy, to execute any consent or dissent to corporate action, and to votes the Shares at any special meeting of the shareholders of the Company, and to perform all and every act necessary or incidental thereto (the "Power"). A genuine copy of the Power is attached as Exhibit "1", and is incorporated herein by reference.

            The holders of 4,368,769 shares of common stock (voting) of the Company have already voluntarily and in writing appointed Mr. Biss as their attorney-in-fact to execute a consent of stockholders in lieu of meeting. Mr. Biss is currently holding executed Powers for these security holders in escrow.

            On May 23, 2003, Mr. Biss, acting as attorney-in-fact for the holders 4,137,406 shares and in the name, place and stead of all holders, executed a consent of stockholders in lieu of meeting, which was delivered to the Company by delivery to its principal place of business and to an officer or agent having custody of the books in which proceedings of meetings of stockholders are recorded.

            On May 29, 2003, Mr. Biss, acting as attorney-in-fact for the holders of the Shares and in the name, place and stead of all holders, intends to execute an amended consent of stockholders in lieu of meeting (the "Consent"), which will be delivered to the Company by delivery to its principal place of business and to an officer or agent having custody of the book in which proceedings of meetings of stockholders are recorded. A genuine copy of the Consent to be executed is attached as Exhibit "2", and is incorporated herein by reference.

            The complete mailing address of the principal executive officers of the Company is disclosed in the most recently available material furnished to the security holders preceding this proxy statement.

            Powers signed and dated by the security holder or his/her/its authorized agent in accordance with ss. 228 of Title 8 of the Delaware State Code, must be received by Mr. Biss prior to 4:00 p.m. on May 29, 2003. Powers may be delivered by facsimile transmission to Mr. Biss at 202-318-4098.

     b. See page one (1) for the approximate date on which this proxy statement and form of proxy was first sent or given to the security holders.

     c.     Rule 14a-5(e) Information:N/A

Item 2.     Revocability of Powers.
            ----------------------

     The persons granting the Powers have the authority to revoke the Powers by writing delivered to Mr. Biss.


Item 3.     Dissenter's Right of Appraisal.
            ------------------------------

     A security holder's failure to grant the Power will not constitute a waiver of his appraisal or similar rights. The failure of a majority of the security holders to return Powers to Mr. Biss will preclude Mr. Biss from taking the action specified in the Consent. Dissenters to the corporate action to be taken by Mr. Biss may, but are not required to, deliver notice of dissent to the action specified in the Consent to Mr. Biss by facsimile. There is no applicable statutory procedure required to be followed by stockholders dissenting to action in lieu of a meeting under ss. 228 of Title 8 of the Delaware State Code. The Company's New Board of Directors intends to file an appropriate charter amendment and/or other similar act evidencing the action taken by Mr. Biss pursuant to the Consent. Separate notice of such amendment or act will not be delivered to the security holders, but may be obtained from the Commission and/or the Secretary of State of Delaware.


Item 4.     Persons Making the Solicitation.

     a. Solicitations not subject to Rule 14a-12(c) (ss.240.14a-12(c) of this chapter).

            1.     N/A

            2.     Steven S. Biss.

            3. The solicitation will be made by email, facsimile, telephone and mail. Mr. Biss intends to accept any and all Powers, execute Powers where instructed, and agree to his appointment as attorney-in-fact for the security holders. Mr. Biss has not been paid and is not entitled to any remuneration or compensation for acting as agent for the security holders of the Shares. The following persons, who are not employed by Mr. Biss, shall deliver this proxy statement and the form Power to the security holders for and on behalf of Mr. Biss:
                   Mel Stewart ("Stewart") and Francis X. Weber, Jr. ("Weber"). These persons have no authority to act on behalf of Mr. Biss to solicit proxies, except to deliver this proxy statement and form Power and return the signed Powers. There is no contract or arrangement of any kind between these persons and Mr. Biss relating to this proxy statement and the solicitation of the Powers, and these persons are not receiving any compensation of any kind from any person relating to this proxy statement and the solicitation of the Powers.

            4. The total amount estimated to be spent for, in furtherance of, or in connection with the solicitation of security holders is less than $250, including postage, long distance and federal express charges. Total expenditures to date equals $0.00.

            5. The cost of solicitation has been and will be borne by Mr. Biss. Mr. Biss will reimburse none of the costs incurred by Stewart or Weber. Reimbursement will not be sought from the Company.

            6.     N/A


Item 5.     Interest of Certain Person In Matters to Be Acted Upon.
            ------------------------------------------------------

     a. Solicitations not subject to Rule 14a-12(c) (ss.240.14a-12(c) of this chapter).

            1.     N/A

            2. Mr. Biss has no interest, direct or indirect, by security holdings or otherwise in the Company or in any security holder. Mr. Biss is legal counsel to Cyberian Enterprises Ltd., a Hong Kong corporation ("Cyberian"), who, subscribed to purchase 23,500,000 shares of restricted common stock of the Company pursuant to that certain subscription agreement dated November 13, 2002, as amended by addendum to subscription agreement dated as of December 13, 2002 (hereinafter, the "Subscription Agreement"). The material terms of the subscription are disclosed by the Company in its most recently available Form 10KSB filed with the Commission.

                   Mr. Stewart is a stockbroker who owns, directly or indirectly, 5,000 shares of the Company. Mr. Stewart's clients own 232,055 shares. Mr. Weber is also a stockbroker. His clients own approximately 10,500 shares of the Company.

            3.     None  of the  nominees  for  election  as  director  has  any interest, direct or indirect, by security holdings or otherwise in the Company. Certain nominees for election as director (Needham, Hill and Artz) own the Standard Financial Group, Ltd., a Delaware corporation ("Standard"). As described in the Consent, Standard will merge into the Company as described in the Consent and in the accompanying Letter of Intent to Enter Into A Merger and Acquisition Agreement and Undertakings to the Shareholders of Brandaid Marketing Corporation (the "Letter of Intent").

            4.     N/A

Item 6.     Voting Securities and Principal Holders Thereof.
            -----------------------------------------------

     a. According to the Company's most recently available filing with the Commission, there were 8,045,103 shares of common stock issued and outstanding having a par value of $0.001per share as of March 31, 2003. Each Share is entitled to one (1) vote.

     b.     The record date with respect to this solicitation is May 23, 2003.

     c.     N/A

     d. Based upon the most recently available filings with the Commission, Mr. Biss furnishes the following information required by Item 403 of Regulation S-K (ss. 229.403 of this chapter)
________________________________________________________________________________

      (1)                  (2)                     (3)                 (4)
 Title of Class     Name and Address         Amount and Nature      % of Class
                   Of Beneficial Owner      of Beneficial Owner
________________________________________________________________________________

Common Stock       Paul Sloan                        760,450            9.0
                   1715 Stickney Point Rd.
                   Suite A-12
                   Sarasota, FL 34231

Common Stock       Cyberian Enterprises Ltd.,     23,500,000(1)        74.5%
(Restricted)       a Hong Kong corporation

     e. Upon knowledge and information, the following persons have obtained control of the Company since the beginning of its last fiscal year:
            Cyberian Enterprises Ltd., a Hong Kong corporation ("Cyberian"). On May 23, 2003, Cyberian acquired 23,500,000 shares of restricted common stock, par value $0.001 per share, by tendering real estate to the Company with a fair market value of not less than $21,000,000 pursuant to the Subscription Agreement, as amended. The basis of control is percentage ownership of the Company. Cyberian now beneficially owns 74.5% of the voting securities of the Company. There are no arrangements or understandings between the former and new control groups and/or their associates with respect to election of directors or any other matters.

 ------------------
     (1) Cyberian had the right to acquire 23,500,000 restricted common Shares of Company in accordance with the Subscription Agreement, as amended. On May 23, 2003, Cyberian tendered the purchase price to the Company. After giving effect to the subscription, Cyberian controls 74.5% of the common shares (voting) of the Company and Sloan would control 2.3%.

Item 7.     Directors and Executive Officers.
            --------------------------------

     a.     Transactions with management and others.

            1. None, except as disclosed in the Company's most recently available 10KSB filed with the Commission.

            2. Three members of the New Board of Directors of the Company, as stated above, are the owners of Standard. As stated in the Letter of Intent, Standard and the Company will merge. After giving effect to the Merger, each nominee, upon information and belief, will have a material interest in the Company as director and officer. The known nature of each nominee's interest is set forth in the Letter of Intent and in this proxy statement. None of the New Board of Directors or any of their immediate family members was or is indebted to the Company. None of the New Board of Directors has any relationship to or with Mr. Biss. None of the New Board of Directors has any interest in Cyberian.

     b. The names of all directors of the Company and all persons nominated or chosen to become directors is as follows:

            1. Former directors: Paul Sloan and Michael Solomon. Paul Sloan also served as secretary of the Company. Information concerning the former directors and officers of Brandaid may be obtained from the Company's most recently available information filed with the Commission.

            2.     New Board of Directors:

                         William C. Needham, Director and Chairman of the Board Stephen R. Hill, Director
                         Lawrence Artz, Director
                         Benjamin Z. Wang, Director
                         Peter Pochna, Director

                   Each of the New Board of Directors has consented to serving as a Director of the Company and shall serve as a Director until the next annual meeting of the shareholders. The New Board of Directors also hold the following positions in the Company, respectively:

                         William C. Needham, President
                         Stephen R. Hill, Vice-President and General Counsel Lawrence Artz, Vice-President and Secretary

                   There are no arrangements between any of the New Board of Directors and Mr. Biss and/or the Company.

            3. The following information has been provided to Mr. Biss concerning the New Board of Directors and Officers:

                   William C. Needham. Mr. Needham was born in 1941. Since March 1995, Mr. Needham has been a private Merchant Banker and private Investor. He has served as an independent director of a number of public and private companies, and has served on both audit and compensation committees. For twenty-three (23) years, Mr. Needham was an investment banker. He spent the first twelve (12) years with Oppenheimer & Co. From 1990 to 1994, he worked at Emmanuel & Company and from 1994 until March 1995, he worked at First Hanover Securities. Mr. Needham graduated with a BA from Wesleyan University in 1963 and served as an AEISEC fellow in international banking to England and Norway under the sponsorship of Privatbanken A/S.

                   Stephen R. Hill. Mr. Hill was born in 1940. Mr. Hill is an attorney, licensed and admitted in all Courts in the State of New York as well as the United States District Courts for the Southern and Eastern Districts of New York. His current practice involves both domestic and international financing and litigation, in both state and federal Courts. Mr. Hill was Co-House Counsel to a NYSE member firm and was in charge of overseeing non-public equity and debt placements as well as compliance matters with the SEC, NYSE and NASD.

                   Lawrence Artz. Mr. Artz was born in 1950. Mr. Artz is Chief Executive Officer and Co-Chairman if Empire Management Ltd., a Hong Kong corporation. Mr. Artz has served as Director of Strategic Planning for Conai Corp. (formerly an NYSE company) and was an officer and director of Neurotech Development Corp. (OTC:BB). Additionally, Mr. Artz has served as managing director of Asia Industries Group Ltd. and Safety & Technology Group Ltd., which developed, manufactured and distributed proprietary safety products worldwide. On or about July 5, 2000, Mr. Artz entered into an offer of settlement with the SEC with respect to administrative proceedings instituted against Artz pursuant to Section 8A of the Securities Act of 1933 (the "Act"). Mr. Artz has twenty-five (25) years experience in Asia, and currently maintains offices in Hong Kong, Shanghai, and Beijing.

                   Benjamin Z. Wang. Mr. Wang was born in 1967. He graduated from the University of Pittsburgh in 1991 with a BA in Economics and Architecture. He is Senior Wholesale Account Executive for Accubanc Mortgage in California. Mr. Wang has over eleven (11) years experience in the commercial and residential mortgage business. He is a licensed real estate broker in California and Maryland. He is fluent in Chinese (Mandarin).

                   Larry Pochna. Mr. Pochna was born June 9, 1941. He graduated from Yale University in 1963 with a BA in Economics. He is the Managing Director of Phoenix Management Group, LLC, an investment banking firm in Providence, RI, with a high concentration of retail petroleum clients. Prior to that, Mr. Pochna worked for Visible Systems Corporation, a software firm, as a Director, Treasurer and Investor. Mr. Pochna was a Director, Chairman of the Executive Committee, and an Investor of Phoenix Ventures, Inc. from 1985 to 1994. Between 1967 and 1973, Mr. Pochna was Vice-President and a Shareholder of Havenfield Corporation, a member of the NYSE. Between 1963 and 1967, Mr. Pochna worked for Citibank in its Trust Division. Mr. Pochna has over twelve (12) years experience as a financial consultant, providing a range of services to companies in the software, telecommunications and biotechnology businesses.

            4. Based upon a review of the Company's most recently available filings with the Common, it is unclear whether the Company has any standing audit, nominating and compensation committee. The Company's former chairman, chief operating officer and secretary, Paul Sloan, was responsible for all compliance and regulatory issues. The New Board of Directors intends to designate and implement formal audit, nominating and compensation committees and formal procedures governing the same.

            5. Based upon the Company's most recently available filings with Commission, it is believed the former board of directors met at least twice during the last full fiscal year.


Item 8.     Compensation of Directors and Executive Officers.
            ------------------------------------------------

     The compensation of former officers and directors of the Company is disclosed in the Company's most recently available filings with the Commission. The New Board of Directors shall meet and determine all matters relating to the compensation of the New Board of Directors and New Officers, including the establishment and designation of a compensation committee. At this time, no decision has been made concerning any compensation to be paid to any of the New Board of Directors or New Officers.


Item 9.     Independent Public Accountants.
            ------------------------------

     The Company currently has an independent public accountant: Bobbitt, Pittenger ("Accountant"). As expressly set forth in the Consent, the New Board of Directors has the authority to replace the existing auditor, but currently has no plan to do so. Representatives of Accountant have not been consulted concerning the Consent or the Letter of Intent and will not have an opportunity to make any statement concerning the Consent. It is not known whether the Accountant will be available to respond to appropriate questions prior to May 29, 2003.

Item 10.    Compensation Plans.
            ------------------

     No action is to be taken pursuant to the Consent with respect to any plan pursuant to which cash or noncash compensation may be paid or distributed.


Item 11.    Authorization or Issuance of Securities Otherwise than for Exchange.
            -------------------------------------------------------------------

     The Letter of Intent contemplates the grant of a cash option to Turnmile Overseas Ltd., a Hong Kong Corporation and affiliates ("Turnmile") to acquire 20,000,000 shares of the Company at fifty percent (50%) of the trading price based upon the ten (10) day average price prior to exercise. The Letter of Intent also contemplates the issuance of stock in the Company in exchange for the issued and outstanding shares of Standard. In the event Turnmile exercises the option, the proceeds of the transaction would be used for the general business purposes of the Company.


Item 12.    Modification and Exchange of Securities.
            ---------------------------------------

     N/A


Item 13.    Financial and Other Information.
            -------------------------------

     The financial and other information of the Company contained in its most recently available 10KSB and 10QSB filed with the Commission are incorporated herein by reference. According to the filings, the Company is authorized to issue up to 100,000,000 in capital stock, consisting of 80,000,000 shares of common and 20,000,000 shares of preferred stock. The transactions referred to in Items 11 and 12 will not require an amendment to the Company's charter concerning the authority to issue additional capital stock.


Item 14.    Mergers, Consolidations, Acquisitions and Similar Matters.
            ---------------------------------------------------------

     The terms and conditions of the Letter of Intent to enter into a merger and acquisition agreement are detailed in the Letter of Intent. Mr. Biss intends to execute the Letter of Intent on behalf of the stockholders using the Power of Attorney. Mr. Biss has received the latest audited financial statements for the following entities under contract to be acquired by Standard: Maxim Mortgage Bankers, Ltd. (Maxim"), WFS Mortgage Services Inc. ("WFS") and Castle Holding Corporation ("Castle"). Maxim, WFS, Castle, Fleetwood Funding, Inc. ("Fleetwood"), and Armplus Mall, Inc. ("AMI"), are all licensed corporate entities by the States of New York, New Jersey, Pennsylvania and Florida, as well as the Securities Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). Mr. Biss has not received audited financial statements or any other information concerning Fleetwood or AMI. Maxim, WFS, Castle, Fleetwood and AMI will be acquired by the merged Company for cash and securities immediately upon the conclusion of the merger pursuant to the terms of a formal Merger and Acquisition Agreement to be executed by the New Board of Directors. In addition to the assets of Standard, Cyberian has tendered to the Company certain property whose value is not less than $21,000,000. Mr.
Biss is in possession of certain unaudited contracts and appraisals of the property tendered by Cyberian. In accordance with the Letter of Intent, the merged corporation will file an application for listing to the American Stock Exchange ("AMEX") and will apply for a new trading symbol.

     Other than as stated above and in the Consent and Letter of Intent, Mr. Biss has no further information concerning the nature and value of the assets and properties of Standard, Maxim, WFS, Castle, Fleetwood, AMI, and Cyberian. It has been represented to Mr. Biss by the principals of Standard that GAAP audited balance sheets for all assets will be received as a necessary part of the Company's application for listing on the AMEX. The representations of the principals of Standard, including the production of GAAP audited balance sheets, are a material part of Mr. Biss' willingness to execute and deliver the Consent.


Item 15.    Acquisition or Disposition of Property.
            --------------------------------------

     As stated above, Cyberian has tendered certain property whose value is not less than $21,000,000. The property is located in Hong Kong. Cyberian is currently in the process of obtaining a GAAP audit of the value of the property, which will bear on the question of the fairness of the consideration for the transaction. At this time, based upon all available information and the representations of the principals of Cyberian and Standard, the consideration for issuance of the 23,500,000 shares of restricted common stock to Cyberian appears to be fair. The specific details of the transaction is set forth in the Subscription Agreement, as amended, and the Letter of Intent. The Letter of Intent also contemplates the creation of a land bank in partnership or joint venture with Turnmile. The specifics of this plan are unknown at this time.


Item 16.    Restatement of Accounts.
            -----------------------

     As stated above, certain assets that will be merged into the Company are under audit at this time, including Fleetwood, AMI, and the property tendered by Cyberian. Based upon representations from the principals of Standard, it is contemplated that within seventy-five (75) days, the audits will be complete. Upon completion of the audits, the assets of the merged Company will be restated to reflect the value of the audited assets.


Item 17.    Action With Respect to Reports.
            ------------------------------

     All Forms 8K, consents, charter amendments, and minutes reflecting the action taken by the Consent will be filed by the New Board of Directors with the SEC, Secretary of State of Delaware, and will be on file in the office of the New Secretary of the Company.

Item 18.    Matters Not Required to be Submitted.
            ------------------------------------

     The purpose of the Powers is for Mr. Biss to act on behalf of the holders of outstanding stock of the Company, having not less than the minimum number of votes that would be necessary to authorize or take action at an annual or special meeting of the stockholders of the issuer at which all shares entitled to vote thereon were present and voted, to act by consent in lieu of a special meeting pursuant to ss. 228 of Title 8 of the Delaware State Code (General Corporation Law). The Consent states the nature of all action Mr. Biss intends to take as attorney-in-fact for the majority shareholders.

     Because Mr. Biss, acting on behalf of the majority of all shareholders, has consented to the corporate action detailed in the Consent, the matters do not need to be submitted to a vote of security holders.


Item 19.    Amendment of Charter, Bylaws or Other Documents.
            -----------------------------------------------

     Certain corporate action taken pursuant to the consent, such as the change of the name of the Company, requires that the Company amend its charter or file other appropriate records of such action with the Secretary of State of Delaware. The New Board of Directors intends to file an amendment immediately upon consummation of the merger. Appropriate consents, resolutions, minutes, and other documents will also be prepared by the New Board of Directors and/or New Officers of the Company evidencing and reflecting the action take in and by the Consent. These documents will be on file with the Company and will be available for inspection by the shareholders in accordance with the procedures set forth in the Delaware Code (General Corporations Law).


Item 20.    Other Proposed Action.
            ---------------------

     Other than as stated in this Schedule 14A, Mr. Biss does not intend to take any further action under or pursuant to the Powers. Mr. Biss is unaware of any other action that the New Board of Directors and New Officers intend to take other than what is stated herein.


Item 21.    Voting Procedures.
            -----------------

     Under ss. 228 of Title 8 of the Delaware  State Code (General  Corporations
Law), Powers from a majority of the holders of common stock of the Company are required for Mr. Biss to execute and deliver the Consent. Mr. Biss has already received written powers of attorney from a majority of the shareholders who have appointed Mr. Biss as their attorney-in-fact. Mr. Biss intends to use his existing powers of attorney to execute the Powers on behalf of the shareholders or to rely on Powers executed by the shareholders themselves.

     Each security holder has the option to instruct Mr. Biss to proceed as attorney-in-fact under the existing powers of attorney or to sign and deliver a separate Power of Mr. Biss by facsimile at 202-318-4098.

     The Powers will list the specific number of shares owned by each security holder. The Powers will be added together to determine whether a majority of the security holders have appointed Mr. Biss as attorney-in-fact. On May 29, 2003, Mr. Biss intends to execute and deliver the Consent to the Company and to its former secretary.


Item 22.    Information Required in Investment Company Proxy Statement.
            ----------------------------------------------------------

     N/A


Item 23.    Delivery of Documents to Security Holders Sharing an Address.
            ------------------------------------------------------------

     Only one proxy statement is being delivered to multiple security holders who share an address. Upon written request delivered to Mr. Biss at the address listed on page one (1) of this Schedule 14A, Mr. Biss will deliver a separate copy of this proxy statement to any security holder at a shared address to which a single copy was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of this proxy statement and will provide instruction as to how security holders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements.

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


 June 13, 2003
 -------------------------------------------------------------------------------
 DATE


 -------------------------------------------------------------------------------
 SIGNATURE


 -------------------------------------------------------------------------------
 Steven S. Biss

                                                                     EXHIBIT "1"

June 13, 2003

____________________________
____________________________
____________________________


RE: Power of Attorney and Revocable Proxy to Vote Shares of Brandaid Marketing Corporation

To Whom It May Concern:

     I/We, _______________________________________________ , being the holder(s)
of _____________ shares of common stock, par value $0.001 per share of Brandaid Marketing Corporation ("Registrant"), do hereby make, constitute and appoint STEVEN S. BISS, Esquire, as my/our true and lawful agent and attorney-in-fact (hereinafter referred to as "Agent") for me/us and in my/our name, place and stead to act by proxy, to execute any consent or dissent to corporate action, and to votes my/our shares at any special meeting of the shareholders of Brandaid, and to perform all and every act necessary or incidental thereto. I hereby consent to notice of any action taken by my Agent by email, facsimile transmission or regular mail.

     This Power of Attorney and Revocable Proxy ("Power") shall remain in full force and effect until revoked by me in a writing delivered to my Agent. A facsimile copy of this Power shall be as good and sufficient authority for all purposes as an original.

     This Power is not solicited on behalf of the Registrant's board of directors. This Power is solicited by and on behalf of Steven S. Biss, Esquire.

     The matters to be acted upon by Mr. Biss are set forth in the attached written consent of stockholders in lieu of meeting ("Consent"). This Power confers discretionary authority upon Mr. Biss to act as your attorney-in-fact. Mr. Biss intends to use the Power to execute and deliver the Consent and take the action specified therein on behalf of the stockholders in lieu of a meeting. You may withhold authority to vote for any nominee to the New Board of Directors by lining through the name of such nominee.

     I acknowledge receipt of a definitive proxy statement concurrently with this Power.

     Given by me on May ___, 2003.


By:
   -------------------------------

   -------------------------------
            (Print Name)

                                                                     EXHIBIT "2"

                                 STEVEN S. BISS
                                 ATTORNEY AT LAW
                                  P.O. BOX 592
                            RICHMOND, VIRGINIA 23219
                               TEL.: 804-643-2090
                                FAX: 202-318-4098
                              MOBILE: 804-334-6519
                         EMAIL: stevenbiss@earthlink.net
                                ssbiss@yahoo.com

                                                                      MATTER NO.

                                                                      00125-001

                                  May 29, 2003


VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
         AND REGULAR MAIL

Paul Sloan, Chairman/Secretary
Brandaid Marketing Corporation
1715 Stickney Point Road
Suite A-12
Sarasota, Florida 34231

RE:      Written Consent To Corporate Action

Dear Mr. Sloan:

         I represent the holders of outstanding stock of Brandaid Marketing Corporation ("Brandaid" or "Company") having not less than the minimum number of votes that would be necessary to authorize or take action at an annual or special meeting of the stockholders of Brandaid at which all shares entitled to vote thereon were present and voted (the "Shareholders").

         Enclosed are signed Powers of Attorney and Revocable Proxies evidencing my appointment as Agent for the Shareholders and my authority to execute and deliver this written consent.

         In accordance with ss. 228 of Title 8 of the Delaware State Code (General Corporation Law), this letter shall serve as the Shareholders' written consent and confirmation of the following corporate action in lieu of meeting previously taken on May 23, 2003:

         1. All current Class I and other Directors of the Company, including, without limitation, Michael Solomon, Sean Zausner, and Paul Sloan, are hereby terminated (the "Terminated Directors").

                The Terminated Directors shall have no power or authority of any kind to execute any documents or to make any decisions or taken any action on behalf of the Company in any manner whatsoever.

         2.     The following  persons are hereby  appointed as Directors of the
                Company:

                        William C. Needham, Director and Chairman of the Board Stephen R. Hill, Director
                        Lawrence Artz, Director
                        Benjamin Wang, Director
                        Peter Pochna, Director

                (hereinafter, the "New Board"). The New Board shall have full power and authority in all respects to conduct the business and affairs of the Company in accordance with Delaware law and the articles of incorporation, as amended, and bylaws of the Company.

         3.     All  current  officers  of  the  Company,   including,   without
                limitation, Jay Elliott, Charles Tokarz, and Paul Sloan, are hereby terminated (the "Terminated Officers").

                The Terminated Officers shall have no power or authority of any kind to execute any documents or to make any decisions or act on behalf of the Company in any manner whatsoever.

         4.     The  following  persons are hereby  appointed as Officers of the
                Company:

                        William C. Needham, President
                        Stephen R. Hill, Vice-President and General Counsel Lawrence Artz, Vice-President and Secretary

                (hereinafter, the "New Officers"). The New Officers shall have full power and authority in all respects to conduct the business and affairs of the Company in accordance with Delaware law and the articles of incorporation, as amended, and bylaws of the Company.

         5. The employment of Paul Sloan ("Sloan") by Brandaid is hereby terminated for cause and his employment agreement is hereby canceled and shall no longer be of any force and effect.

         6. The Letter of Intent to Enter Into Merger and Acquisition ("Merger"), attached as Exhibit "A", is hereby approved.

                The New Board is authorized and directed to take any and all action necessary and proper to consider, effect and consummate the Merger.


         7. The Terminated Directors and Terminated Officers are hereby restrained from conducting any business of the Company, including, without limitation, issuing any stock, transferring any money or funds of the Company, removing any books and records or other information pertaining to the history or operation of the Company, or otherwise taking any action with regards to the Company's books and records, bank accounts, accounts receivable, collateral, intellectual property, assets, customer lists, debts and obligations.

         8. All books and records of Brandaid shall be immediately turned over and delivered and to the New Board or their designee. The Terminated Directors and Terminated Officers shall have no right to possess any of Brandaid's books and records and any such possession shall be deemed unlawful.

         9. The Company's Florida office at 1715 Stickley Road, Suite A-12, Sarasota, Florida 34231, shall be closed immediately and all books and records shall be delivered to the Company's New York office.

         10. Without limiting the power and authority of the New Board to act on behalf of Brandaid now or in the future, the New Board shall have the express authority to continue or discontinue the Company's existing in-store marketing business as the New Board sees fit in the exercise of its collective business judgment.

         11. Without limiting the power and authority of the New Board to act on behalf of Brandaid now or in the future, the New Board shall have the express authority to replace the Company's existing auditors and to retain outside counsel to pursue legal action against Sloan and others, including, without limitation, claims for securities fraud, conspiracy, and gross negligence.

         In accordance with ss. 228(e) of Title 8 of the Delaware Code, prompt notice of the taking of this corporate action is being given to you and to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

         By copy of this letter, I am directing the Transfer Agent, Hector Cruz, to fax me a complete stock ledger and list of stockholders entitled to vote, so that prompt notice may be given to any additional stockholders who did not consent to this corporate action.

         This letter further serves as notice that you are forbidden to enter the premises of Brandaid for any reason and that any such entry after the date of this letter shall be considered trespass.

         You are directed to turn over to William C. Needham all keys, all corporate records and all files relating to the business and affairs of Brandaid.

         In the event that any files are taken or destroyed or any property of Brandaid is damaged, the Company intends to hold you personally liable and will take immediate legal action to protect its rights and interests.

Yours very truly,



Steven S. Biss, Esquire
Attorney-in-Fact for the Shareholders
Pursuant to Powers of Attorney and
Revocable Proxies Attached

Encl.
cc. Hector Cruz, Manhattan Transfer & Registrar Co.(via regular mail w/o encl.) Peter Markus, Corporate Services Group, LLC (via regular mail w/o encl.) Sonya Salkin, Bankruptcy Trustee (via regular mail w/o encl.)

                             EXHIBIT "A" TO CONSENT

                        Letter of Intent to Enter Into A
                        Merger and Acquisition Agreement
                      And Undertakings To The Shareholders
                        Of Brandaid Marketing Corporation

         This Letter of Intent to Enter Into A Merger and Acquisition Agreement and Undertakings to the Shareholders of Brandaid Marketing Corporation (this "Agreement") is made as of May 9, 2003, by and between Brandaid Marketing Corporation, a Delaware Corporation, listed on the OTC Bulletin Board ("BAMK" or the "Company"), Cyberian Enterprises Ltd., a Hong Kong Corporation ("Cyberian"), and The Standard Financial Group Ltd., a Delaware Corporation ("SFG").

         Pursuant to certain written consent to corporate action taken by the shareholders of BAMK, approving and accepting this Agreement and appointing a new Board of Directors to execute a formal Merger and Acquisition Agreement on behalf of BAMK, the following shall take place:

         1.     The following  persons shall be elected to serve as Directors of
                BAMK:

         William C. Needham, Director (Chairman of the Board)
         Stephen R. Hill, Director
         Lawrence Artz, Director
         Benjamin Wang, Director
         Peter Pochna, Director

(hereinafter, the "New Board"). Appropriate resolutions and consents will be filed evidencing election of the New Board. The New Board represents and warrants that it is in full compliance with all applicable provisions of the Delaware General Corporation Law and that it is otherwise qualified to serve as Directors of BAMK. The New Board shall have full power and authority in all respects to conduct the business and affairs of the Company in accordance with Delaware law and the articles of incorporation, as amended, and bylaws of the Company.

         2. The New Board, pursuant to their mandate by the shareholders of BAMK, shall execute and enter into a Joint Merger and Acquisition Agreement, which incorporates the following material terms and conditions:

                a. The existing advertising specialty business of the company will be evaluated by the New Board or by a special committee thereof. The New Board shall have the authority to sell, close or spinoff the operations of the existing ad specialty business as the New Board sees fit in the exercise of their collective business judgment.

                b. The Company will file an application for listing to the American Stock Exchange ("AMEX") and will apply for a new trading symbol.

                c. In payment for 23,500,000 shares of common stock, previously issued but unpaid for, Cyberian shall tender forthwith certain of its assets, whose value is not less than $21,000,000 USD, and acknowledgement of 3,500,000 additional shares due to third parties in accordance with the terms and conditions of that certain subscription agreement between BAMK and Cyberian dated as of November 13, 2002, as amended.

                d(1). SFG will exchange all of its issued and outstanding shares and merge with BAMK in consideration of the issuance by BAMK of 23,500,000 shares of its fully paid and non-assessable shares of common stock. BAMK, the surviving corporation, shall change its name as provided in ss. 2(e) below. Appropriate documents evidencing the merger shall be filed with the Secretary of State of Delaware.

                d(2). SFG is holding contracts to acquire Maxim Mortgage Bankers, Ltd. ("Maxim"), WFS Mortgage Services Inc. ("WFS"), Castle Holding Corporation ("Castle"), Fleetwood Funding, Inc. ("Fleetwood"), and Armplus Mall, Inc. ("AMI"), all of which are licensed corporate entities by the States of New York, New Jersey, Pennsylvania and Florida, as well as the Securities Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). These entities will be acquired by the merged corporation for cash and securities immediately upon the conclusion of the BAMK/SFG merger.

                e. BAMK will immediately change its name to : THE STANDARD FINANCIAL GROUP LTD., a Delaware corporation (hereinafter, the "Company"), and will file an appropriate amendment to its certificate of incorporation with the Secretary of State of Delaware, evidencing the name change.

                f. The Company shall create a land bank in conjunction with its overseas strategic partners, Turnmile Overseas Ltd., a Hong Kong Corporation and affiliates ("Turnmile").

                g. BAMK will grant a cash option to Turnmile in the amount of 20,000,000 shares at 50% of the trading price based upon the ten (10) day average price prior to exercise.

                h. The merged Company shall have GAAP audited assets, and annual gross revenues and net profits in excess of the applicable listing requirement for the Company pursuant to AMEX Rule 101.

         3. Each of the Parties to this Agreement hereby adopts and ratifies the premises of this Agreement set forth above as representations and warranties of each respective party to be included in the definitive Merger and Acquisition Agreement, and the documents referred to are hereby incorporated into the Agreement by reference and made a part hereof. It is further agreed that the premises set forth the spirit and intent of this Agreement and if necessary, the Agreement shall be interpreted upon that basis.

         4. The shareholders in deciding to consent to corporate action and approve the execution of this Agreement have relied upon the information published in BAMK's latest SEC 10KSB and other filings, and upon the representations of SFG as set forth above. No additional information has been provided to the shareholders with respect to increase or decrease of the corporate liabilities. The New Board recognizes that the shareholders have appointed them pursuant to the financial condition of the BAMK as presented to them by prior management.

         5. The shareholders and the New Board recognize the fact that there is existing litigation between BAMK and certain persons and potential additional litigation and claims ("Litigation") not disclosed in the form 10KSB. Accordingly, the shareholders hereby authorize and direct the New Board to take any and all appropriate action to resolve the Litigation, including the filing of any claims against the former officers and directors of BAMK, if warranted.

         6. The New Board shall investigate the business and prior transactions and operations of BAMK. The New Board shall take all appropriate measures to protect the shareholders and enhance the value of the Company pursuant to the results of its investigation, including, without limitation, the commencement of legal action and the filing of regulatory complaints, if warranted by the facts.

         7.     Miscellaneous Provisions.

                A. The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, subsidiaries, affiliates, successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Virginia. Any dispute relating to this Agreement shall be filed in and decided by the Circuit Court for the City of Richmond, Virginia, the personal jurisdiction of such Court being consented to by the Parties.

                B. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior representations, promises, agreements and understandings, written or verbal, express or implied, between such Parties relating to the subject matter hereof. Each Party to this Amendment acknowledges and agrees that in executing this Amendment he, she or it has relied upon no representation, statement, promise or inducement of any kind whatsoever, except those expressly stated in this Agreement.

                C. No alteration of or modification of this Agreement shall be effective unless given in writing and signed by the Party or Parties sought to be charged or bound by such alteration.

                D. This Agreement constitutes a valid and binding Letter of Intent, subject to the terms and conditions of a formal Merger and Acquisition Agreement to be executed by and between BAMK and SFG.

                E. This Agreement may be signed in counterparts, each of which shall be an original. Facsimile copies of signatures shall be as binding as originals.

         In witness whereof, the parties have caused this agreement to be executed by their respective officers or authorized representatives:



 ----------------------------------
 STEVEN S. BISS, ESQUIRE,
 For the Shareholders of Brandaid,
 Pursuant to Powers of Attorney and
 Revocable Proxies

 CYBERIAN ENTERPRISES LTD.,
  A Hong Kong Corporation


 By:
    -------------------------------

      Its:
          -------------------------

 THE STANDARD FINANCIAL GROUP LTD.


 By:
    -------------------------------

      Its:
          -------------------------